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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              -------------------

                                    FORM 8-K


                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                                 March 17, 2003
                                 Date of Report
                       (Date of earliest event reported)

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                              DECRANE HOLDINGS CO.
             (Exact name of registrant as specified in its charter)


          Delaware                     333-70363                 13-4019703
(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
      of incorporation)                                      Identification No.)


    c/o Credit Suisse First Boston / DLJ Merchant Banking Partners II, L.P.
                   Eleven Madison Avenue, New York, NY 10010
         (Address, including zip code, of principal executive offices)


                                 (212) 325-2000
              (Registrant's telephone number, including area code)


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                                 Not Applicable
      (Former address and telephone number of principal executive offices, if changed since last report)


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Item 9.   Regulation FD Disclosure.

On March 17, 2003 DeCrane Aircraft, our wholly-owned subsidiary, issued a press release stating the following:

          DECRANE AIRCRAFT TO SELL SPECIALTY AVIONICS GROUP TO ODYSSEY
                              INVESTMENT PARTNERS

El Segundo, CA, March 17, 2003 - DeCrane Aircraft Holdings, Inc. ("DeCrane Aircraft") today announced it has signed a definitive agreement to sell its Specialty Avionics Group to Odyssey Investment Partners LLC for $140 million in cash. This divestiture is a major step by DeCrane to focus its resources on its core competencies -- cabin management and systems integration for the corporate, VIP and head-of-state aircraft market.

"DeCrane is pleased with this important step forward as we continue to increase our focus on core competencies -- cabin management and systems integration for corporate, VIP and head-of-state aircraft," said R. Jack DeCrane, Chief Executive Officer of DeCrane Aircraft. "We believe that as the aerospace industry recovers, the increased demand for our Cabin Management and Systems Integration products and services will exceed that of other aerospace market segments. We also believe that customers of our Specialty Avionics Group will experience a seamless transition and will continue to be served well by the Specialty Avionics Group and Odyssey Investment Partners. The Specialty Avionics Group is one of the best in the industry and will be an excellent addition to Odyssey's portfolio of companies."

Odyssey Investment Partners LLC, based in New York, is the manager of a $760 million private equity fund engaged in making investments primarily in established middle-market companies in a variety of industries. Odyssey has a long history of successful aerospace investments in companies such as Aeronautic Development Corp., Tri-Star Aerospace Company and TransDigm Inc.

Bill Hopkins, a Managing Principal with Odyssey Investment Partners, said, "We are pleased to partner with management in the purchase of the Specialty Avionics Group, which is comprised of the market leading brands of Avtech, Aerospace Display Systems and Tri-Star Electronics. Our customers should continue to expect the highest levels of service, product quality and innovation available."

Proceeds from the transaction will be used to pay down loans under DeCrane Aircraft's senior credit facility. The transaction is expected to close within 30 to 45 days, subject to customary closing conditions, including financing and the receipt of regulatory and other third-party approvals. Credit Suisse First Boston LLC acted as exclusive financial advisor to DeCrane Aircraft with respect to the sale.

The Specialty Avionics Group consists of Avtech Corporation of Seattle, WA, Aerospace Display Systems, LLC of Hatfield, PA, and Tri-Star Electronics International, Inc. of El Segundo, CA. The group is a recognized leader in niche aviation electronic components, specializing in assembling design, engineering and manufacturing capabilities in several avionic categories, including flight deck and cabin audio management systems, flight deck visual display and communication systems including SELCAL, power and control devices, specialty interconnect solutions, as well as a leading manufacturer of high quality electrical contacts for military and aviation applications.

DeCrane Aircraft, through its two operating groups (Systems Integration and Cabin Management) is a leading supplier of products and services, focusing on the corporate, VIP and head-of-state aircraft market. DeCrane Aircraft Holdings, Inc. is a portfolio company of DLJ Merchant Banking Partners II, L.P., a $3 billion fund dedicated to private equity and equity-related investments and a part of CSFB Private Equity.

CSFB Private Equity, the global private equity arm of Credit Suisse First Boston, is the largest private equity manager in the world, with more than $28 billion of assets under management. CSFB Private Equity is comprised of investment funds that focus globally on leveraged buyouts and other private equity investments, including

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mezzanine, real estate and venture capital investments as well as primary and secondary purchases of interests in private investment funds. CSFB Private Equity maintains offices in New York, Houston, Los Angeles, Menlo Park, Chicago, San Francisco, London, Tokyo and Buenos Aires.

Contacts:

Charlie Sipkins, Fleishman-Hillard, (212) 453-2160 on behalf of DeCrane Aircraft Holdings, Inc.,

Colin Wheeler/James Fingeroth, Kekst & Company, (212) 521-4800 on behalf of Odyssey Investment Partners LLC



Note: Except for historical information contained herein, this document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated or discussed herein. Further, the Company operates in an industry sector where securities values may be volatile and may be influenced by regulatory and other factors beyond the Company's control. Important factors that the Company believes might cause such differences are discussed in the cautionary statements accompanying the forward-looking statements in the Company's reports filed with the Securities and Exchange Commission. In assessing forward-looking statements contained herein, readers are urged to read carefully all cautionary statements contained in those filings with the Securities and Exchange Commission.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         DECRANE HOLDINGS CO.
                                            (Registrant)


Date:  March 17, 2003                    By: /s/ RICHARD J. KAPLAN
                                             ----------------------------------
                                             Name:  Richard J. Kaplan
                                             Title: Chief Financial Officer and
                                                    Assistant Secretary




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